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                                                                   EXHIBIT 4.4.9
                              EIGHTH AMENDMENT TO
                             AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

     THE EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Eighth Amendment") is made and entered into as of the 18th day of February, 1999, by and among AEROVOX INCORPORATED, A Delaware corporation having its principal place of business at 740 Belleville Avenue, New Bedford, Massachusetts 02175 (the "Borrower"), BHC AEROVOX, LTD., a corporation organized under the laws of the United Kingdom (the "Guarantor"), and BANKBOSTON, N.A (f/k/a The First National Bank of Boston) (the "Bank"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110.

     WHEREAS, the Borrower, Aerovox Aero M, Inc., (predecessor in interest to the Guarantor under the Loan Documents) and the Bank entered into an Amended and Restated Revolving Credit Agreement dated as of July 8, 1993, and amended as of August 30, 1994, December 29, 1995, May 15, 1996, November 1, 1996, February 14,
1997, February 27, 1998 and September 30, 1998 (as further amended and in effect from time to time, the "Credit Agreement") pursuant to which the Bank extended credit to the Borrower on the terms set forth therein;

     WHEREAS, the Bank, the Borrower and the Guarantor have agreed to modify certain terms and conditions of the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   DEFINITIONS.  Capitalized terms used herein without definition have
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the meanings ascribed to them in the Credit Agreement.

     2.   AMENDMENT TO  (S)1.1 OF THE CREDIT AGREEMENT.   The definition of
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"Borrowing Base" in Section 1.1 of the Credit Agreement is hereby amended to delete the reference to "80%" in subclause (a) thereof and to substitute in place thereof "85%," and to delete the reference to "40%" in subclause (c) thereof and to substitute in place thereof "50%."

     3.   CONDITIONS TO EFFECTIVENESS.  This Eighth Amendment shall become
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effective when executed and delivered by the respective parties hereto.

     4.   RATIFICATION, ETC. Except as expressly amended, waived or consented to
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hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Eighth Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the

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Credit Agreement shall refer to the Credit Agreement as amended by this Eighth
Amendment. By executing this Eighth Amendment where indicated below, the Guarantor hereby ratifies and confirms its guaranty of the Obligations, and acknowledges and consents to the terms of this Eighth Amendment.

     5.   GOVERNING LAW.  THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY AND
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CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND
SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS._

     6.   COUNTERPARTS.  This Eighth Amendment may be executed in any number of
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counterparts and  by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Bank.

     7.   ENTIRE AGREEMENT.  The Credit Agreement as amended by this Eighth
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amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are not unwritten oral agreements between the parties.

          IN WITNESS WHEREOF, the undersigned have duly executed this Eighth Amendment under seal as of the date first set forth above.

                              THE BORROWER:
                              -------------

                              AEROVOX INCORPORATED


                                    By: Jeffrey A. Templer
                                       -------------------
                                    Title: Senior Vice President
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                              THE GUARANTOR:
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                              BHC AEROVOX, LTD.

                                    By: Jeffrey A. Templer
                                       -------------------
                                    Title: Senior Vice President
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                              THE BANK:
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                              THE FIRST NATIONAL BANK OF BOSTON

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                                    By: Mark Evitts
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                                    Title: Vice President
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